Exhibit 99.1

Lument Finance Trust Receives NYSE Continued Listing Standard Notice

New York, NY, July 30, 2026/PRNewswire – Lument Finance Trust, Inc. (NYSE: LFT) (“LFT” or the “Company”) today announced that it received notice from the New York Stock Exchange (the “NYSE”) that the Company is not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s common stock was less than $1.00 over a consecutive 30 trading-day period.

The notice is a notice of deficiency, not delisting, and does not currently impact the listing and trading of the Company’s common stock on the NYSE.

As required by NYSE rules, the Company intends to timely notify the NYSE of its intent to regain compliance with the minimum share price requirement. The Company may regain compliance at any time during the six-month cure period, which ends on January 24, 2027, if, on the last trading day of any calendar month during the cure period, the Company’s common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on such date.

The Company’s common stock will continue to be listed and trade on the NYSE during the cure period, subject to the Company’s continued compliance with the NYSE’s other continued listing standards.

The Company intends to continue monitoring the market price of its common stock and is considering all available alternatives to regain compliance with the NYSE minimum share price requirement. Such alternatives may include a reverse stock split, subject to any required corporate approvals. The Company has not committed to any particular course of action at this time.

About LFT

LFT is a Maryland corporation focused on investing in, financing and managing a portfolio of commercial real estate debt investments. The Company primarily invests in transitional floating rate commercial mortgage loans with an emphasis on middle-market multi-family assets. LFT is externally managed and advised by Lument Investment Management, LLC, a Delaware limited liability company.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC’s Internet site at http://www.sec.gov/, the Company website www.lumentfinancetrust.com, or by directing requests to: Lument Finance Trust, 230 Park Avenue, 20th Floor, New York, NY 10169, Attention: Investor Relations.

Forward Looking Statements

Certain statements included in this press release constitute forward-looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. These forward-looking statements include, without limitation, statements regarding the Company’s plans, intentions, expectations, objectives or ability to regain compliance with the NYSE’s continued listing standards, including a potential reverse stock split and intention to consider alternatives to cure the NYSE continued listing requirement deficiency. You are cautioned not to place undue reliance on forward-looking statements in this press release and should consider carefully the factors described in Part I, Item IA “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which is available on the SEC’s website at www.sec.gov, and in the Company’s other filings with the SEC, when evaluating these forward-looking statements. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Except as required by applicable law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

James Briggs

Chief Financial Officer

(212) 521-6323

james.briggs@lument.com

Media Contact:

Tyler Howard

Associate Director

(513) 403-1911

tyler.howard@lument.com

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